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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     February 28, 1997
                                                      --------------------------

                              SUMMIT DESIGN, INC.
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             (Exact name of registrant as specified in its charter)

 Delaware                          0-20923                   93-1137888
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(State or other                  (Commission                (IRS Employer
jurisdiction of                  File Number)           Identification Number)
incorporation)

                 9305 S.W. GEMINI DRIVE, BEAVERTON, OREGON          97008
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                  (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:  (503) 643-9281
                                                     ---------------------------
                                      N/A
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         (Former name or former address, if changed since last report)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          ------------------------------------

     On February 28, 1997 (the "Closing Date"), pursuant to an Agreement and Plan of Reorganization dated as of February 17, 1997 (the "Reorganization Agreement") among Summit Design, Inc., a Delaware corporation ("Summit"), NYE Acquisition, Inc., a California corporation and a wholly-owned subsidiary of Summit ("Merger Sub"), and TriQuest Design Automation, Inc., a California corporation ("TriQuest"), Summit acquired TriQuest by means of a merger (the "Merger") of Merger Sub into TriQuest, with TriQuest remaining as the surviving corporation in the Merger. As a result of the Merger, TriQuest became a wholly-owned subsidiary of Summit. Merger Sub was formed solely for the purpose of effecting the Merger. Summit is a leading provider of graphical design entry and verification software tools and design to test software tools. TriQuest develops hardware description language analysis and optimization tools for the design of high performance, deep submicron integrated circuits.

     Pursuant to the Reorganization Agreement, an aggregate of 775,000 shares of Summit Common Stock were issued or reserved for issuance in exchange for (i) all of the issued and outstanding capital stock of TriQuest and (ii) all unexpired and unexercised options to acquire capital stock of TriQuest. Each outstanding share of TriQuest capital stock was converted into the right to receive a number of shares of Summit Common Stock equal to 775,000 divided by the sum of (i) the total number of shares of TriQuest capital stock outstanding on the Closing Date, and (ii) the total number of shares of TriQuest capital stock subject to unexpired and unexercised options to purchase TriQuest capital stock outstanding on the Closing Date (the "Exchange Ratio"). All options to purchase TriQuest capital stock outstanding immediately prior to the Merger were assumed by Summit. Each such option became exercisable for that number of whole shares of Summit Common Stock equal to the product of the number of shares of TriQuest capital stock subject to such option multiplied by the Exchange Ratio, with cash, less the applicable exercise price, being payable for any fraction of a share of Summit Common Stock. The per share exercise price of each assumed option is equal to the quotient determined by dividing the exercise price per share of TriQuest capital stock subject to such option immediately prior to the Merger by the Exchange Ratio, rounded up to the nearest whole cent.

     The consideration paid by Summit for the outstanding capital stock of TriQuest pursuant to the Reorganization Agreement was determined pursuant to arms' length negotiations and took into account various factors concerning the valuation of the business of TriQuest.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

     (a)  Financial Statements of TriQuest
          --------------------------------

          The Financial Information required to be filed pursuant to Item 7(a) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.


     (b)  Pro Forma Financial Information.
          -------------------------------

          The Pro Forma Financial Information required to be filed pursuant to
Item 7(b) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

                                      -2-
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     (c)  Exhibits
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            2.1  Agreement and Plan of Reorganization dated as of February 17,
                 1997.

            2.2 Agreement and Plan of Merger dated February 28, 1997, filed with the Secretary of State of the State of California on February 28, 1997.

                                      -3-
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    March 13, 1997           SUMMIT DESIGN, INC.


                                    /s/ C. Albert Koob
                                    ------------------
                                    C. Albert Koob
                                    Vice President of Finance
                                    and Chief Financial Officer

                                      -4-
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                               INDEX TO EXHIBITS
                               -----------------


  Exhibit
  Number            Description of Document
  ------            -----------------------


       2.1  Agreement and Plan of Reorganization dated as of February 17, 1997.

       2.2 Agreement and Plan of Merger dated February 28, 1997, filed with the Secretary of State of the State of California on February 28, 1997.